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                                                                   EXHIBIT 99.7b

                                       BMA
                         A MEMBER OF THE GENERALI GROUP

                                  JOINT VENTURE
                              REINSURANCE AGREEMENT

                                     BETWEEN

                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa

                  HEREINAFTER REFERRED TO AS THE CEDING COMPANY

                                       AND

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              KANSAS CITY, MISSOURI

                         HEREINAFTER REFERRED TO AS BMA

                                    [GRAPHIC]

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                      BMA REINSURANCE TREATY #: 199807-003

                               FACULTATIVE TREATY
                                TABLE OF CONTENTS

ARTICLE                                                                       PAGE
I              BASIS OF REINSURANCE                                           1
II             LIABILITY                                                      1
III            ADMINISTRATIVE REPORTING                                       2
IV             PLANS OF REINSURANCE                                           4
V              REINSURANCE PREMIUM                                            4
VI             PREMIUM ACCOUNTING                                             4
VII            OVERSIGHTS                                                     5
VIII           REDUCTIONS, TERMINATIONS AND CHANGES                           5
IX             INCREASE IN RETENTION AND RECAPTURES                           6
X              REINSTATEMENTS                                                 7
XI             EXPENSE OF ORIGINAL POLICY                                     7
XII            CLAIMS                                                         7
XIII           TAX CREDITS                                                    8
XIV            DAC TAX                                                        9
XV             INSPECTION OF RECORDS                                          9
XVI            INSOLVENCY                                                     9
XVII           ARBITRATION                                                    10
XVIII          PARTIES TO AGREEMENT                                           11
XIX            ENTIRE CONTRACT                                                11
XX             TERMINATION OF AGREEMENT                                       11

                                    SCHEDULES

A              SPECIFICATIONS
B              BENEFITS AND NAR CALCULATIONS
C              ADDITIONAL INFORMATION AND EXCEPTIONS

                                    EXHIBITS

I              RETENTION LIMITS
IA             UNDERWRITING GUIDELINES
II,II.1,II.2   REINSURANCE PREMIUMS
IIA            POLICY FEES, FLAT EXTRAS, SUBSTANDARD PREMIUMS
III            COMMISSIONS AND ALLOWANCES (COINSURANCE) IF APPLICABLE

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                                    ARTICLE I

                              BASIS OF REINSURANCE

REINSURANCE UNDER THIS AGREEMENT MUST BE INDIVIDUAL INSURANCE AS STATED IN SCHEDULE A. THE CEDING COMPANY MAY REINSURE THE LIFE INSURANCE FOR THE PLANS AS STATED IN SCHEDULE A AND ADDITIONAL BENEFITS LISTED IN SCHEDULE B.

1.   A.   An application for facultative reinsurance may include life insurance and disability waiver of premium. Supplemental benefits without life are not accepted on an individual cession basis.

     B. Copies of all underwriting papers relating to the insurability of the individual risk must be sent to BMA for facultative reinsurance. After BMA has examined the underwriting papers, BMA will promptly notify the CEDING COMPANY of the underwriting offer subject to additional requirements, the final underwriting offer or declination. Any final underwriting offer on the individual risk will automatically terminate upon the earliest of:

          (1) The date BMA receives notice of a withdrawal/cancellation by the CEDING COMPANY, or

          (2)  120 days after the date on which the offer was made, or

          (3)  The date specified in BMA's approval to extend the offer.

     C.   The minimum of insurance to be ceded shall be as stated in Schedule A.

                                   ARTICLE II

                                    LIABILITY

1. BMA's liability for facultative reinsurance shall not begin unless and until the CEDING COMPANY has accepted BMA's final and unconditional written offer on the application for reinsurance.

2. BMA's liability for reinsurance on individual risks shall terminate when the CEDING COMPANY's liability terminates.

3. As long as the original policy remains in full force, all paid-up additions and accumulated dividends shall be the liability of the CEDING COMPANY unless specifically covered in Schedule A.

4. In no event shall reinsurance under this Agreement be in force unless the insurance issued directly by the CEDING COMPANY is in force and is issued and delivered in a jurisdiction in which the CEDING COMPANY is properly licensed.

5. The payment of reinsurance premiums in accordance with this Agreement shall be a condition precedent to the liability of BMA under reinsurance covered by this Agreement.

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                                   ARTICLE III

                            ADMINISTRATIVE REPORTING

1.   Self-Administered Business

     Promptly after liability for insurance has begun on an individual risk, the CEDING COMPANY shall have the responsibility of maintaining adequate records for the administration of the reinsurance account and shall furnish BMA with monthly reports, in substantial conformity with the following:

     A.   MONTHLY NEW BUSINESS REPORT

          (1)  policy number
          (2)  full name of insured
          (3)  date of birth
          (4)  sex
          (5)  issue age
          (6)  policy date
          (7)  underwriting classification
          (8)  plan of insurance
          (9)  amount issued
          (10) amount reinsured
          (11) automatic/facultative indicator
          (12) state of residence
          (13) table rating
          (14) flat extra (amount + number of years)
          (15) death benefit option (UL products)
          (16) net amount at risk
          (17) transaction code
          (18) currency if other than U.S.

     B.   MONTHLY CONVERSION REPORT

          The CEDING COMPANY shall furnish BMA with a separate listing of reinsurance policies that are conversions or replacements to the plan(s) as stated in Schedule A. The listing should provide the following information:

          (1)  1 through 18 in 1.A above
          (2)  original policy date
          (3)  original policy number
          (4)  attained age
          (5)  duration
          (6)  effective date if other than policy date

     C.   MONTHLY PREMIUM REPORT

          At the end of each month the CEDING COMPANY shall send to BMA a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

          (1)  1 through 18 in 1.A above.
          (2)  current net amount at risk.
          (3) On Yearly Renewable Term treaties the net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.
          (4) On Coinsurance treaties the gross reinsurance premium, commissions, net reinsurance premium and other amounts (e.g. dividends, cash surrender values) with premium separated for life and each supplemental benefit.

          All monthly lists shall be submitted to BMA no later than the 20th day of the following month.

                                        2
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     D.   MONTHLY CHANGE REPORT

          The CEDING COMPANY shall report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 1.A above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance.

     E.   MONTHLY POLICY EXHIBIT REPORT

          A summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month.

     F.   QUARTERLY REPORTING

          1. Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide BMA with Premiums Due and Unpaid and Commissions Due and Unpaid. This report may be in summary form reporting totals by line of business with separate totals for first year and renewals.

          2. Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide BMA with totals for the reserve liability including statutory reserves by valuation basis segregated by Yearly Renewable Term and Coinsurance.

     G.   ANNUAL INFORCE LISTING

               Within ten (10) days after the close of the year, the CEDING COMPANY shall furnish BMA a listing of reinsurance in force by policy, by year of issue, segregated by Yearly Renewable Term and Coinsurance and include statutory reserves for the same.

     H.   CLAIMS

               Claims shall be reported as incurred on an individual basis.

2.   Individual Cession Business

     Promptly after liability for reinsurance has begun on the individual risk the CEDING COMPANY shall send BMA a "Reinsurance Application/Cession". Based on the information on the "Reinsurance Application/Cession", BMA will prepare and send the CEDING COMPANY a "Client Individual Cession Record Report". When reinsurance is amended or changed the CEDING COMPANY shall send BMA a "Notification of Change in Policy Reinsured:

                                   ARTICLE IV

                              PLANS OF REINSURANCE

1.   Life reinsurance shall be ceded on the basis stated in Schedule A.

2. Copies of all life insurance policies, riders, rate manuals, benefit forms, commuted value tables and cash value tables shall be provided by the CEDING COMPANY to BMA, and BMA shall be promptly notified of any changes therein.

                                        3
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                                    ARTICLE V

                              REINSURANCE PREMIUMS

1.   Life Reinsurance Premiums

     A.   Life Reinsurance Premiums Paid on a Coinsurance Basis

          The CEDING COMPANY shall pay the current premium as shown in Exhibit II based on the amount of life insurance reinsured, less the allowance stated in Exhibit III. In addition, the CEDING COMPANY shall pay any substandard table extra and flat extra premiums, but shall exclude the policy fee. In the event the current premium is changed, BMA shall be notified by the CEDING COMPANY immediately. Life reinsurance premiums on a Yearly Renewable Term Basis applicable to amounts over the coinsurance rate capacity, or conversions, are as shown in
          Exhibit II.1.

     B.   Life Reinsurance Premiums on a Yearly Renewable Term Basis

          The life reinsurance premium on the net amount at risk shall be based on rates shown in Exhibit II, unless stated otherwise.

          For those premiums less than the valuation net premium based on the 1980 CSO Table at 3% interest, only the latter premiums shall be guaranteed. Should BMA increase the reinsurance premiums to the valuation net premium based on the 1980 CSO Table at 3% interest, then the CEDING COMPANY shall have the right to immediately recapture any business affected by that change.

                                   ARTICLE VI

                               PREMIUM ACCOUNTING

1.   Payment of Reinsurance Premium.

     A.   The reinsurance premiums shall be paid to BMA using the rates shown in
          Exhibit II, and/or Exhibit II.1.

     B. On issues ceded by individual cessions BMA shall send the CEDING COMPANY each month two copies of a statement listing first year and renewal reinsurance premiums less refunds and allowances which are due during the current month.

     C. On self-administered business the CEDING COMPANY shall provide the statement to BMA using the format described in Article III Self-Administered Business.

                                        4
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     D.   If a net reinsurance premium balance is payable to BMA the CEDING
          COMPANY shall pay this balance within forty-five (45) days after the close of that month. If the full balance is not received within the forty-five (45) day period, the reinsurance premiums for reinsurance risks listed on the statement, for which payment was not received, shall be delinquent and the liability of BMA shall cease as of the date reinsurance premium were due.

     E. If a net reinsurance premium balance is payable to the CEDING COMPANY, BMA shall pay this net balance within forty-five (45) days after the monthly statement was sent to the CEDING COMPANY. If the monthly statement has not been returned within forty-five (45) days, BMA shall assume the CEDING COMPANY has verified and is in agreement with the net balance and shall make payment to the CEDING COMPANY.

2.   Currency.

     The reinsurance premiums and benefits payable under this Agreement shall be payable in the lawful money of the United States.

                                   ARTICLE VII

                                   OVERSIGHTS

If there is an unintentional oversight or clerical error in the administration of this Agreement by either the CEDING COMPANY or BMA, it can be corrected provided the correction takes place promptly after the time the oversight or clerical error is first discovered. In that event, the CEDING COMPANY and BMA will be restored to the position they would have occupied had such oversight or clerical error not occurred.

                                  ARTICLE VIII

                      REDUCTIONS, TERMINATIONS AND CHANGES

1.   A.   If in accordance with policy provisions the original policy is converted to permanent life insurance, the life risk under the converted policy which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with BMA.

     B. If there is a replacement where full underwriting evidence is not required according to the CEDING COMPANY regular underwriting rules, the life risk which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with BMA.

     C. If there is a replacement where full underwriting evidence is required by the CEDING COMPANY, reinsurance may be ceded to BMA subject to provisions in Article I.

2. Increases provided for contractually by the basic policy or rider, except for Guaranteed Insurability Riders, shall be automatically reinsured by BMA. Non-contractual increases shall be submitted as provided in Article I and reinsurance on such increases shall be effective as provided in
     Article II.

3. Subject to paragraph 2 of this Article, if the amount of insurance under a policy or rider reinsured under this Agreement is increased or reduced, any increase or reduction in reinsurance for the risk involved shall be effective on the effective date of the increase or reduction in the amount of insurance.

                                        5
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4.   If any portion of the prior insurance retained by the CEDING COMPANY on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life shall also be reduced or terminated. The CEDING COMPANY shall reduce its reinsurance by applying the retention limits which were in effect at the time the policy was issued. The "reinsurance adjustment due to lapse or reduction of previous insurance" shall be effective on the same date as the lapse or reduction of prior insurance.

     The reinsurance to be terminated or reduced shall be determined in chronological order by the date the risk was first reinsured. Two or more policies issued the same date shall be considered one policy.

5. If the insurance for a risk is shared by more than one reinsurer, BMA's percentage of the increased or reduced reinsurance shall be the same as BMA's percentage of initial reinsurance of the individual risk.

6. If a risk reinsured under this Agreement is terminated, the reinsurance for that risk shall be terminated as of the effective date of the termination.

7. If the CEDING COMPANY reduces the mortality rating, the reduction shall be subject to the provisions of this Agreement as stated in Article I.

8. BMA shall refund all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

                                   ARTICLE IX

                              INCREASE IN RETENTION
                                 AND RECAPTURES

1. If the CEDING COMPANY changes its retention limits, as listed in Exhibit I, prompt written notice of the change shall be provided to BMA.

2. The CEDING COMPANY shall have the option of recapturing the reinsurance under this Agreement in the event the CEDING COMPANY increases its retention limit and the policies have been in force the required length of time as stated in Schedule A. The CEDING COMPANY may exercise its option to recapture by giving written notice to BMA within ninety (90) days after the effective date of the increase in retention. If the recapture option is not exercised within ninety days (90) days after the effective date of the increase in retention the CEDING COMPANY may choose to recapture at a later date. In that case, the date of the written notification to BMA shall determine the effective date the recapture program shall begin.

3.   If the CEDING COMPANY exercises its option to recapture, then:

     A. The CEDING COMPANY shall reduce the reinsurance on all individual risks on which it retained its maximum retention for the age and mortality rating that was in effect at the time the reinsurance was ceded.

     B. The CEDING COMPANY shall increase its total amount of retained insurance on the individual risk up to its new retention limit by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, BMA'S percentage of the reduced reinsurance shall be the same as BMA's initial percentage of reinsurance on the individual risk.

                                        6
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     C.   The reduction of reinsurance shall become effective on the later of the following dates:

          (1) The policy anniversary date immediately following the date the recapture program is to begin as determined by paragraph 2 of this Article;

          (2) The number of years stated in Schedule A starting with the "policy date."

4.   No recapture shall be permitted for reinsurance on an individual risk if
     (a) the CEDING COMPANY retained less than its maximum retention for the age and mortality rating in effect at the time the reinsurance was ceded to BMA, or if (b) the CEDING COMPANY did not retain any of the individual risk.

                                    ARTICLE X

                                  REINSTATEMENT

If a policy reinsured under this Agreement lapses for nonpayment of premium or is continued on the Reduced Paid-up or Extended Term Insurance basis, and is reinstated in accordance with the terms of the policy and the CEDING COMPANY'S rules, the reinsurance on such policy shall automatically be reinstated by BMA upon written notice of such reinstatement The CEDING COMPANY shall pay BMA all back reinsurance premiums.

                                   ARTICLE XI

                           EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance.

                                   ARTICLE XII

                                     CLAIMS

1. The CEDING COMPANY shall give BMA prompt notice of any claim. Copies of the proofs obtained by the CEDING COMPANY together with a statement showing the amount due or paid on such claim by the CEDING COMPANY shall be furnished to BMA at the time payment is requested.

2. BMA shall accept the decision of the CEDING COMPANY in settling the claim and shall pay its portion to the CEDING COMPANY upon receipt of proof that the CEDING COMPANY has paid the claimant. It is agreed, however, that if a lesser amount at risk is retained by the CEDING COMPANY than the amount ceded to BMA, the CEDING COMPANY shall consult with BMA concerning its investigation and/or payment of the claim, although the final decision shall be that of the CEDING COMPANY.

                                        7
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3.   The CEDING COMPANY shall notify BMA of its intention to contest, compromise, or litigate a claim involving reinsurance, and BMA shall pay its share of the payment and specific claim expenses therein involved, unless it declines to be a party to the contest, compromise, or litigation in which case it shall pay the full amount of the reinsurance to the CEDING COMPANY. "Claim expenses" shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of claims. "Claim expenses" shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the CEDING COMPANY admits are payable or any routine claim administrative expenses, Home Office or otherwise.

4. In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, BMA shall share in the increase or reduction in the proportion that the net liability of BMA bore to the sum of the retained net liability of the CEDING COMPANY and the net liability of other reinsurers immediately prior to such increase or reduction. The reinsurance with BMA shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex. The adjustment for the difference in premiums shall be made without interest.

5. It is understood and agreed that the payment of a death claim by BMA shall be made in one sum regardless of the mode of settlement under the policy of the CEDING COMPANY.

6. In no event shall BMA have any liability for any Extra-Contractual damages which are assessed against the CEDING COMPANY as a result of acts, omissions or course of conduct committed by the CEDING COMPANY or its agents, other than a good faith decision to deny claim liability, in connection with insurance reinsured under this Agreement. It is recognized that there may be special circumstances involved which indicate that BMA should participate in certain assessed damages. These circumstances are not amenable to advance specific definition, but could include those situations in which BMA was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such participation will be determined on a good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment will generally be in the proportion of net liability borne by each party.

7. If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the CEDING COMPANY shall continue to pay reinsurance premiums to BMA. BMA shall reimburse the CEDING COMPANY BMA's proportionate share of the premium waived by the CEDING COMPANY.

                                  ARTICLE XIII

                                   TAX CREDITS

In jurisdictions which impose premium taxes on the CEDING COMPANY without deduction for reinsurance, BMA shall reimburse the CEDING COMPANY for taxes paid on the amount of the reinsurance premiums on the basis shown in Schedule A, unless BMA itself is required to pay a direct tax on such reinsurance premiums.

                                        8
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                                   ARTICLE XIV

                         DEFERRED ACQUISITION COSTS TAX

The CEDING COMPANY and BMA elect under Regulation l.848-2(g)(8) to compute "specified policy acquisition expense", as defined in section 848(c) of the Internal Revenue Code, in the following manner:

The party with net positive consideration as determined under Reg. l.848-2(f) and Reg. 1.848-3 shall compute specified policy acquisition expenses without regard to the general deductions limitation of section. 848(c)(1) for each taxable year.

The parties will exchange information pertaining to the aggregate amount of net consideration as determined under Regs. l.848-2(f) and 1.848-3, for all reinsurance agreements in force between them, to insure consistency for the purposes of computing specified policy acquisition expenses. BMA shall provide the CEDING COMPANY with the amount of such net consideration for each taxable year no later than May 1 following the end of such year. The CEDING COMPANY shall advise BMA if it disagrees with the amounts provided, and the parties agree to amicably resolve any difference. The amounts provided by BMA shall be presumed correct if it does not receive a response from the CEDING COMPANY by May 31.

BMA represents and warrants that it is subject to U.S. taxation under Subchapter L of the Internal Revenue Code.

                                   ARTICLE XV

                              INSPECTION OF RECORDS

BMA shall have the right, at any reasonable time, to inspect at the office of the CEDING COMPANY, all books and documents which relate to reinsurance under this Agreement.

                                   ARTICLE XVI

                                   INSOLVENCY

1. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable by BMA directly to the CEDING COMPANY or its liquidator, receiver, or statutory successor, on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured, without diminution because of the insolvency of the CEDING COMPANY.

2. It is agreed that the liquidator, receiver, or statutory successor of the insolvent CEDING COMPANY shall give written notice to BMA of the pending of a claim against the insolvent CEDING COMPANY on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of any such claim BMA may investigate such claim and interpose, in the proceeding where such claim is to be adjudicated, any defense or defenses which BMA may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense thus incurred by BMA shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by BMA.

                                        9
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3.   Where two or more reinsurers are participating in the [ILLEGIBLE] claim and a majority in interest elect to interpose a defense to such claim, the expense shall be [ILLEGIBLE] in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the CEDING COMPANY or BMA with respect to this agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                  ARTICLE XVII

                                   ARBITRATION

1. It is the intention of the CEDING COMPANY and BMA that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. However, if BMA and the CEDING COMPANY cannot mutually resolve a dispute or claim which arises out of or relates to this agreement, the dispute or claim shall be settled through arbitration.

2. The arbitrators shall be impartial regarding the dispute, and shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry.

3. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this agreement. Each of the parties to this agreement shall appoint one of the arbitrators and these two arbitrators shall select the third. If a party to this agreement fails to appoint an arbitrator within thirty days after the other party to this agreement has given notice of the arbitrator appointment, the American Arbitration Association shall appoint an arbitrator for the party to this Agreement that has failed to do so. Should the two arbitrators be unable to agree on the choice of the third, then the appointment of this arbitrator is left to the American Arbitration Association.

4. Except for the appointment of arbitrators in accordance with the provisions of Section 3 of this Article, arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are in effect on the date of delivery of demand for arbitration. Arbitration shall be conducted in Kansas City, Missouri.

5. Each party to this agreement shall pay part of the arbitration expenses which are apportioned to it by the arbitrators.

6. The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.

                                       10
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                                  ARTICLE XVIII

                              PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and BMA. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between BMA and the insured, owner, or any other party to or under any policy reinsured under this Agreement.

                                   ARTICLE XIX

                                ENTIRE CONTRACT

1. This agreement shall constitute the entire agreement between the parties with respect to business being reinsured hereunder and that there are no understandings between the parties other than those expressed in this agreement.

2. Any change or modification to this agreement shall be null and void unless made by addendum to this agreement signed by both parties.

                                   ARTICLE XX

                            TERMINATION OF AGREEMENT

1. This Agreement may be terminated at any time by either party giving at least ninety (90) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company shall be the first day of the ninety-day (90) period.

2. The CEDING COMPANY shall continue to cede reinsurance and BMA shall continue to accept reinsurance, as provided for by the terms of this Agreement, until the date of termination.

3. All facultative reinsurance approved by BMA based upon applications received prior to termination of this Agreement shall remain in effect until its termination or expiration, unless the CEDING COMPANY and BMA mutually decide otherwise.

IN WITNESS WHEREOF, this agreement shall be effective with policies dated 12:01 A.M., July 1, 1998 and is hereby executed in duplicate between

                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa

                        referred to as the CEDING COMPANY

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri

                               referred to as BMA,

and duly signed by both parties respective officers as follows:

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                   CEDING COMPANY

                                                      JoAnn W. Rumelhart
                   /s/ JoAnn W. Rumelhart       Vice President Life Operations
                   ----------------------     ----------------------------------
                        signature                         title

                                                        PAUL GRINVALDS
                    /s/ Paul Grinvalds        VARIABLE OPERATIONS VICE PRESIDENT
                   --------------------       ----------------------------------
                        signature                         title

                                       4/27/99
                                  -----------------
                                        date

BMA

/s/ [TO COME]                Senior Vice President/Reinsurance
------------------------     ----------------------------------
     signature                             title

                             Vice President
/s/ [TO COME]                Reinsurance Actuary
-----------------------      --------------------
     signature                      title

                        5-4-99
                 -------------------
                         date

                                    ADDENDUM
                   to the Joint Venture Reinsurance Agreement,
                               dated July 1, 1998

                                     between
                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa
                 (hereinafter referred to as the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose: To change Farm Bureau Life's retention in each of the Brokerage and Insurance VUL joint ventures.

               1.   Schedule C, Section F. shall be changed to the following:

                    This agreement is applicable to Brokerage VUL and Insurance VUL. All business will be underwritten and administered by EquiTrust. As brokerages and insurance companies selling these products on EquiTrust paper come on board, an addendum will be created to document each joint venture. Each broker or insurance company will keep their retention as stated in the addendum, plus EquiTrust will keep $100,000, as well as Farm Bureau keeping $1,000,000. Reinsurance will not be required until all three parties have kept their retention.

               2. Based on the above, total retention for each company is as follows:

                    Berthal Fisher and Company - $1,100,000
                    Country Life - $2,100,000
                    Kansas Farm Bureau - $1,250,000
                    National Travelers - $1,350,000

               3.   THE EFFECTIVE DATE of this addendum shall be July 1, 1999.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged,

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

                         CEDING COMPANY

                                                        JoAnn W. Rumelhart
                         /s/ JoAnn W. Rumelhart   Vice President Life Operations
                         --------------------     ------------------------------
                              signature                      title

                                                           PAUL GRINVALDS
                          /s/ Paul Grinvalds         OPERATIONS VICE PRESIDENT
                         --------------------     ------------------------------
                              signature                      title

                                           August 16, 1999
                                         --------------------
                                                date

BMA

/s/ Alberto F. Rodriguez      Senior Vice President/Reinsurance
------------------------      ---------------------------------
     signature                             title

                              Vice President
/s/ [TO COME]               Reinsurance Actuary
------------------------      -------------------
     signature                      title

                       8-23-99
                 -------------------
                        date

                                    ADDENDUM
                    to the Facultative Reinsurance Agreement
                               dated July 1, 1998

                                     between

                        EQUITRUST LIFE INSURANCE COMPANY
                             West Des Moines, Iowa.
                     (hereinafter called the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose: To change the rates and allowances, add the super preferred class, and increase rate capacity.

               1. The attached rates and allowances shall replace the original rates and allowances.

               2. The new rates and allowances may be used for cases up to $10,000,000.

               3.   THE EFFECTIVE DATE shall be May 1, 2002.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

BMA                                      EQUITRUST LIFE INSURANCE COMPANY


/s/ [TO COME]                             /s/ JoAnn Rumelhart
------------------------------           -----------------------------------
        signature                                  signature

                                          JoAnn Rumelhart
           SVP                            Exec. V.P. & General Manager
------------------------------           -----------------------------------
          title                                      title

/s/ [TO COME]                            /s/ Paul Grinvalds
------------------------------           -----------------------------------
        signature                                  signature

                                         Paul Grinvalds
V.P. - [TO COME]                         Vice President - Life Administration
------------------------------           ------------------------------------
          title                                       title

        May 6, 2002                                 May 1, 2002
------------------------------           ------------------------------------
           date                                        date

                                    ADDENDUM
                   to the Joint Venture Reinsurance Agreement,
                                dated July 1, 1998

                                     between
                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa
                (hereinafter referred to as the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose:       To include the Berthel Fisher and Company brokerage business.

               1. BMA will accept policies initiated by Berthel Fisher and Company. The rates and allowances earmarked Brokerage business as shown in Exhibits II, and III, shall be applied. The retention for these polices shall be $100,000 to EquiTrust, and $500,000 to Farm Bureau Life Insurance Company. Berthel Fisher, a broker, shall not retain any of this business.

               2.   THE EFFECTIVE DATE of this addendum shall be July 1, 1998.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

                     CEDING COMPANY

                                                     JoAnn W. Rumelhart
                     /s/ JoAnn W. Rumelhart     Vice President Life Operations
                     ----------------------   ----------------------------------
                           signature                       title

                                                        PAUL GRINVALDS
                     /s/ Paul Grinvalds       VARIABLE OPERATIONS VICE PRESIDENT
                     ----------------------   ----------------------------------
                           signature                       title

                                         4/27/99
                                   -------------------
                                          date

BMA

/s/ Alberto F. Rodriguez      Senior Vice President/Reinsurance
------------------------      ---------------------------------
     signature                            title

                              Vice President
/s/ [TO COME]                 Reinsurance Actuary
-----------------------       --------------------
     signature                       title

                       5-4-99
                --------------------
                        date

                                    ADDENDUM
                   to the Joint Venture Reinsurance Agreement,
                               dated July 1, 1998

                                     between
                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa
                (hereinafter referred to as the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose:       To include Country Life Insurance Company's insurance business.

               1. BMA will accept policies initiated by Country Life Insurance Company. The rates and allowances earmarked Insurance business as shown in Exhibits II, and III, shall be applied. The retention for these polices shall be $1,600,000 split between EquiTrust, Farm Bureau Life Insurance Company, and Country Life Insurance Company.

               2.   THE EFFECTIVE DATE of this addendum shall be December 1,
                    1998.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

                     CEDING COMPANY

                                                     JoAnn W. Rumelhart
                     /s/ JoAnn W. Rumelhart     Vice President Life Operations
                     ----------------------   ----------------------------------
                           signature                       title

                                                        PAUL GRINVALDS
                     /s/ Paul Grinvalds       VARIABLE OPERATIONS VICE PRESIDENT
                     ----------------------   ----------------------------------
                           signature                       title

                                         4/27/99
                                   -------------------
                                          date

BMA

/s/ Alberto F. Rodriguez      Senior Vice President/Reinsurance
------------------------      ---------------------------------
     signature                            title

                              Vice President
/s/ [TO COME]                 Reinsurance Actuary
-----------------------       -------------------
     signature                      title

                       5/4/99
                --------------------
                        date

                                    ADDENDUM
                   to the Joint Venture Reinsurance Agreement,
                               dated July 1, 1998

                                     between
                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa
                (hereinafter referred to as the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose:       To include National Travelers Life Company's brokerage business.

               1. BMA will accept policies initiated by National Travelers Life Company. The rates and allowances earmarked Brokerage business as shown in Exhibits II, and III, shall be applied. The retention for these polices shall be $850,000 split between EquiTrust, Farm Bureau Life Insurance Company, and National Travelers Life Company.

               2.   THE EFFECTIVE DATE of this addendum shall be May 1, 1999.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

                     CEDING COMPANY

                                                     JoAnn W. Rumelhart
                     /s/ JoAnn W. Rumelhart     Vice President Life Operations
                     ----------------------   ----------------------------------
                           signature                       title

                                                        PAUL GRINVALDS
                     /s/ Paul Grinvalds       VARIABLE OPERATIONS VICE PRESIDENT
                     ----------------------   ----------------------------------
                           signature                       title

                                         4/27/99
                                   -------------------
                                          date

BMA

/s/ Alberto F. Rodriguez      Senior Vice President/Reinsurance
------------------------      ---------------------------------
     signature                             title

                              Vice President
/s/ [TO COME]                 Reinsurance Actuary
------------------------      -------------------
     signature                       title

                       5/4/99
                --------------------
                        date

                                    ADDENDUM
                   to the Joint Venture Reinsurance Agreement,
                               dated July 1, 1998

                                     between
                        EQUITRUST LIFE INSURANCE COMPANY
                               W. Des Moines, Iowa
                (hereinafter referred to as the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)

Purpose: To include United Farm Family Life Insurance Company of Indianapolis, Indiana insurance business.

               1. BMA will accept policies initiated by United Farm Family Life Insurance Company. The rates and allowances earmarked Insurance business as shown in Exhibits II, and III, shall be applied. The retention for these polices shall be $1,350,000 split between EquiTrust, Farm Bureau Life Insurance Company, and United Farm Family Life Insurance Company.

               2.   THE EFFECTIVE DATE of this addendum shall be October 1,
                    2000.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:

                   CEDING COMPANY

                                                     JoAnn W. Rumelhart
                   /s/ JoAnn W. Rumelhart       Exec. V.P. & General Manager
                   ----------------------   ------------------------------------
                        signature                          title

                                                      Paul Grinvalds
                   /s/ Paul Grinvalds       Vice President - Life Administration
                   ----------------------   ------------------------------------
                       signature                           title

                                    Sept. 22, 2000
                                  --------------------
                                        date

BMA

/s/ Alberto F. Rodriguez     Senior Vice President/Reinsurance
-----------------------      ---------------------------------
     signature                           title

                              Vice President
/s/ [TO COME]                 Reinsurance Actuary
-----------------------       -------------------
     signature                      title

                    Sep. 29, 2000
                --------------------
                       date